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                                                                    EXHIBIT 23.1



                       Consent of Independent Accountants

We consent to the incorporation by reference in this Registration Statement of John H. Harland Company on Form S-8 of our reports dated January 28, 2000, appearing in the Annual Report on Form 10-K of John H. Harland Company for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in this Registration Statement.


DELOITTE & TOUCHE LLP
Atlanta, Georgia
November 27, 2000